U.S. SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                 -------------------------------



                             Form 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of Report: May 6, 1999



                       STATE STREET CORPORATION
----------------------------------------------------------------
    (Exact name of Registrant as specified in its charter)

                        Massachusetts
---------------------------------------------------------------
       (State or other jurisdiction of incorporation)


      0-5108                              04-2456637
--------------------            ------------------------------
 Commission File No.            (IRS Employer Identification No.)


      225 Franklin Street, Boston, Massachusetts 02110
----------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


                           (617) 786-3000
---------------------------------------------------------------
     Registrant's telephone number, including area code



Item 5.   Other Events


          On May 6, 1999, Registrant announced that it had entered into a definitive agreement to sell its commercial banking business and its four branches to Citizens Financial Group, a financial services group owned by the Royal Bank of Scotland. Registrant's commercial banking business loans totaled approximately $2.2 billion at March 31, 1999. The transaction, which is subject to regulatory approval, is expected to close by the fall of 1999.

     The press release issued by Registrant in connection with the announcement is filed herewith as Exhibit 99.






Item 7.   Financial Statement and Exhibits

     (c)  Exhibits

          99.  Form of press release dated May 6, 1999.




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 6, 1999


                                 STATE STREET CORPORATION

                                 /s/Maureen Scannell Bateman
                              By:____________________________
                                 Maureen Scannell Bateman
                                 Executive Vice President and
                                 General Counsel

                           EXHIBIT LIST



99. Form of press release dated May 6, 1999



FOR IMMEDIATE RELEASE

          Media:
          Hannah Grove
          617-664-3377

          Investors and Analysts:
          Karen Wharton
          617-664-2228

                STATE STREET TO SELL COMMERCIAL BANKING BUSINESS
                         TO CITIZENS FINANCIAL GROUP

                 STATE STREET CONTINUES TO SHARPEN FOCUS
              ON SERVING INSTITUTIONAL INVESTORS WORLDWIDE

                              ------------------

     BOSTON, MASS., MAY 6, 1999 - STATE STREET CORPORATION (STATE STREET), ONE OF THE WORLD'S LEADING SPECIALISTS IN SERVING INSTITUTIONAL INVESTORS, TODAY ANNOUNCED THAT IT HAS ENTERED INTO A DEFINITIVE AGREEMENT TO SELL ITS COMMERCIAL BANKING BUSINESS AND ITS FOUR BRANCHES IN QUINCY AND BOSTON TO CITIZENS FINANCIAL GROUP (CITIZENS), A RHODE ISLAND-BASED FINANCIAL SERVICES GROUP OWNED BY THE ROYAL BANK OF SCOTLAND. THE TRANSACTION, WHICH IS SUBJECT TO REGULATORY APPROVAL, IS EXPECTED TO CLOSE BY THE FALL OF 1999.

     STATE STREET'S COMMERCIAL BANKING BUSINESS LOANS AVERAGED
$1.9 BILLION FOR 1998 AND TOTALED APPROXIMATELY $2.2 BILLION AS OF MARCH 31, 1999. THE BUSINESS INCLUDES COMMERCIAL LENDING, DEPOSITS AND OTHER BANKING SERVICES FOR NEW ENGLAND REGIONAL MIDDLE-MARKET COMPANIES AND
COMPANIES IN SELECTED INDUSTRIES NATIONWIDE.   APPROXIMATELY 300 EMPLOYEES
OF STATE STREET'S COMMERCIAL BANKING BUSINESS AND RELATED SUPPORT FUNCTIONS WILL BECOME EMPLOYEES OF CITIZENS AS A RESULT OF THE SALE.

     State Street is committed to its core businesses of providing services to institutional investors worldwide, including asset management, asset servicing and accounting, defined contribution, financial markets and trade execution customers. State Street will continue to offer banking services to institutional investors, lease finance and global trade related customers. These services include lending, deposits and cash management.

     "State Street provides investment management and asset servicing and financial markets execution across the spectrum of investment needs," said Marshall N. Carter, chairman and chief executive officer of State Street Corporation. "While our commercial banking business is ideally positioned for continued profitable growth, this transaction helps to complete State Street's evolution towards a complete focus on the needs of institutional investors worldwide, which began in the mid-1970's. Although we anticipate the earnings impact of the sold business to be 5-7% dilutive, based on 1998 pro forma results, we expect to improve upon that by investing in our core businesses and continuing our global expansion. We have a focused strategy of meeting the increasingly sophisticated needs of institutional investors worldwide."

     Lawrence K. Fish, chairman, president and chief executive officer of Citizens Financial Group said: "This acquisition underscores our commitment to commercial banking and strategy for growth. State Street's commercial banking unit contributes high-quality regional and national assets to our loan portfolio, significantly expands our presence in Massachusetts, and strengthens our position as a major force in the New England banking sector."

     "We are very pleased to enter into this agreement with Citizens Financial Group," said Carter. "We view Citizens as a high-quality organization that will provide our customers with excellent service and offers the employees of our commercial banking business a great institution in which to work."

     Fish added, "We are not only acquiring some of the best customers in New England, but the expertise of great commercial bankers. We look forward to working with both."

     With $5 trillion in assets under custody and $525 billion under management, State Street Corporation is one of the world's leading specialists in serving institutional investors. Offices are located in the United States, Canada, Chile, Cayman Islands, Netherlands Antilles, Ireland, United Kingdom, Netherlands, France, Belgium, Luxembourg, Switzerland, Germany, Czech
Republic, Austria, United Arab Emirates, Russia, People's Republic of China, Taiwan, South Korea, Japan, Singapore, Australia, and New Zealand. State Street Corporation's common stock is traded on the New York Stock Exchange under the symbol STT. For more information, visit State Street's web site at www.statestreet.com.

     This news release contains forward-looking statements as defined by federal securities laws. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements are set forth in the company's annual report and subsequent SEC filings.
These include risks and uncertainties relating to: the value of worldwide financial markets, dynamics of markets served, volatility of currency markets, pace of new business, business mix, rate of technological change, and the potential impact of the year 2000 on processing date-sensitive information.

                               ###